Exhibit 99.1

For immediate release

February 18, 2020

AtriCure Reports Fourth Quarter 2019 and Full Year 2019 Financial Results

•	2019 Worldwide revenue of $230.8 million – an increase of 14.5% year over year
•	2019 U.S. revenue of $185.8 million – an increase of 14.6% year over year
•	2019 International revenue of $45.0 million – an increase of 13.9% year over year

MASON, Ohio, February 18, 2020 – AtriCure, Inc.  (Nasdaq: ATRC), a leading innovator in treatments for atrial fibrillation (Afib) and left atrial appendage (LAA) management, today announced fourth quarter 2019 and full year 2019 financial results.

“We achieved several critical accomplishments throughout 2019, highlighted by the submission of our final module for the CONVERGE IDE clinical trial to FDA coupled with enrollment completion in our aMAZE IDE clinical trial in the fourth quarter of 2019,” said Michael Carrel, President and Chief Executive Officer of AtriCure. “Looking ahead to the next decade, we are confident that we have built a strong foundation for success.”

Fourth Quarter 2019 Financial Results

Revenue for the fourth quarter of 2019 was $61.3 million, an increase of $8.4 million or 15.9% (16.4% on a constant currency basis), compared to fourth quarter 2018 revenue. U.S. revenue was  $49.5 million, an increase of $6.4 million or 14.9%, compared to fourth quarter 2018 revenue. International revenue increased 20.5% (an increase of 22.8% on a constant currency basis) to $11.8 million. Both U.S. and international revenue growth were driven by increased sales across appendage management and open ablation product lines.

Gross profit for the fourth quarter of 2019 was $44.8 million compared to $38.6 million for the fourth quarter of 2018. Gross margin was 73.0% for both the fourth quarter of 2019 and 2018.

Operating expenses for the fourth quarter of 2019 increased 45.9%, or $18.9 million, compared to the fourth quarter of 2018. The increase in operating expense was driven by a $6.1 million year over year change in non-cash charges related to the contingent consideration liability and approximately $5.8 million related to the absorption of SentreHEART headcount, aMAZE clinical trial expenses, and acquisition related costs. Other expense drivers include increased personnel costs resulting from additional headcount and variable compensation and research and development project spend.

Loss from operations for the fourth quarter of 2019 was $15.3 million, compared to $2.6 million for the fourth quarter of 2018. Net loss per share was $0.42 for the fourth quarter of 2019 compared to a net loss per share of $0.09 for the fourth quarter of 2018.

Adjusted EBITDA was a loss of  $5.4 million for the fourth quarter of 2019 compared to positive $0.3 million for the fourth quarter of 2018. Adjusted loss per share for the fourth quarter of 2019 was $0.37 compared to $0.21 for the fourth quarter of 2018. Adjusted EBITDA and adjusted loss per share are non-GAAP measures.

2019 Financial Results

Revenue for 2019 was $230.8 million, an increase of $29.2 million or 14.5% (15.2% on a constant currency basis), compared to 2018 revenue. US revenue increased 14.6% to $185.8 million, driven by growth across our open ablation products and appendage management products. International revenue was $45.0 million, an increase of $5.5 million or 13.9%  (17.6% on a constant currency basis). International revenue growth was driven by primarily by increases in product sales in China, the United Kingdom, Germany, Australia and Japan.

Gross profit for 2019 was $170.3 million compared to $147.1 million for 2018. Gross margin for 2019 increased to 73.8% compared to 73.0% for 2018.

Loss from operations for 2019 was $33.1 million, compared to $17.1 million for 2018. Adjusted EBITDA was a loss of $6.7 million for 2019, compared to $2.7 million for 2018. Net loss per share was $0.94 for 2019 compared to $0.62 for 2018. The adjusted loss per share for 2019 was $1.07 compared to an adjusted loss per share of $0.94 for 2018.

2020 Financial Guidance

Revenue is projected to be approximately $254 million to $261 million, reflecting growth of approximately 10% to 13% over full year 2019. Adjusted EBITDA is projected to be a loss of approximately $10 million for 2020. Adjusted net loss per share is projected to be in the range of $1.14 to $1.24.

Conference Call

AtriCure will host a conference call at 4:30 p.m. Eastern Time on Tuesday,  February 18, 2020 to discuss its fourth quarter 2019 financial results. The call may be accessed through an operator by calling (844) 884-9951 for domestic callers and (661) 378-9661 for international callers using conference ID number 1287627. A live audio webcast of the presentation may be accessed by visiting the Investors page of AtriCure’s corporate website at ir.atricure.com. A replay of the presentation will be available for 90 days following the presentation.

About AtriCure

AtriCure, Inc. provides innovative technologies for the treatment of Afib and related conditions. Afib affects more than 33 million people worldwide. Electrophysiologists and cardiothoracic surgeons around the globe use AtriCure technologies for the treatment of Afib and reduction of Afib related complications. AtriCure’s Isolator®  Synergy™ Ablation System is the first and only medical device to receive FDA approval for the treatment of persistent Afib. AtriCure’s AtriClip Left Atrial Appendage Exclusion System products are the most widely sold LAA management devices worldwide. For more information, visit AtriCure.com or follow us on Twitter @AtriCure.

Forward-Looking Statements

This press release contains “forward-looking statements”– that is, statements related to future events that by their nature address matters that are uncertain. For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, visit http://www.atricure.com/fls as well as our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q which contain risk factors. We do not undertake to update our forward-looking statements. This document also includes forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

Use of Non-GAAP Financial Measures

To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, AtriCure uses certain non-GAAP financial measures in this release as supplemental financial metrics.

Revenue reported on a constant currency basis is a non-GAAP measure and is calculated by applying previous period foreign currency exchange rates, which are determined by the average daily Euro to Dollar exchange rate, to each of the comparable periods. Management analyzes revenue on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on revenue, the Company believes that evaluating growth in revenue on a constant currency basis provides an additional and meaningful assessment of revenue to both management and the Company’s investors.

Adjusted EBITDA is calculated as Net loss before other income/expense (including interest), income tax expense, depreciation and amortization expense, share-based compensation expense, acquisition costs, and change in fair value of contingent consideration liabilities. Due to the nonrecurring nature of acquisition costs, the Company has modified the calculation of adjusted EBITDA to exclude acquisition costs. Acquisition costs are expenses incurred to effect a business combination and include advisory, legal, accounting, valuation and other professional fees; finder fees; and costs of registering and issuing debt and equity securities. Prior to the SentreHEART transaction, the Company’s most recent acquisition occurred in October 2015 and acquisition costs related to the transactions were included in the calculation of adjusted EBITDA at that time. The Company believes it is appropriate to modify the calculation of adjusted EBITDA to exclude acquisition costs because the Company has concluded that acquisition costs are generally nonrecurring and are not reflective of the operational results of the Company’s core business, and the Company believes this approach is more comparable to peer company reporting. Management believes in order to properly understand the short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing results of operations and management believes that the excluded items are typically not reflective of our ongoing core business operations and financial condition. Further, management uses adjusted EBITDA for both strategic and annual operating planning, and previously used adjusted EBITDA as a performance metric in the annual incentive plan. A reconciliation of adjusted EBITDA reported in this release to the most comparable GAAP measure for the respective periods can be found in the table captioned “Reconciliation of Non-GAAP Adjusted Loss (Adjusted EBITDA)” later in this release.

Adjusted loss per share is a non-GAAP measure which calculates the net loss per share before non-cash adjustments to expenses related to the adjustment in value of contingent consideration liabilities. Management believes this metric provides a better measure of comparability of results between periods, as such adjustments can be significant and vary in value and are not reflective of our core business. A reconciliation of adjusted loss per share reported in this release to the most comparable GAAP measure for the respective periods can be found in the table captioned “Reconciliation of Non-GAAP Adjusted Loss Per Share” later in this release.

The non-GAAP financial measures used by AtriCure may not be the same or calculated the same as those used by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP.

CONTACTS:

Andy Wade

AtriCure, Inc.

Senior Vice President and Chief Financial Officer

(513) 755-4564

awade@atricure.com

Lynn Pieper Lewis

Gilmartin Group

Investor Relations

(415) 937-5402

lynn@gilmartinir.com

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
United States Revenue:
Open ablation	$20,894	$18,650	$80,205	$72,250
Minimally invasive ablation	8,982	9,449	34,842	35,053
Appendage management	19,091	14,506	68,166	52,891
Total ablation and appendage management	48,967	42,605	183,213	160,194
Valve tools	570	507	2,616	1,952
Total United States	49,537	43,112	185,829	162,146
International Revenue:
Open ablation	6,003	4,936	24,945	21,118
Minimally invasive ablation	2,227	2,369	8,349	9,176
Appendage management	3,513	2,448	11,476	8,988
Total ablation and appendage management	11,743	9,753	44,770	39,282
Valve tools	41	28	208	202
Total international	11,784	9,781	44,978	39,484
Total revenue	61,321	52,893	230,807	201,630
Cost of revenue	16,547	14,303	60,472	54,510
Gross profit	44,774	38,590	170,335	147,120
Operating expenses:
Research and development expenses	13,096	8,455	41,230	34,723
Selling, general and administrative expenses	47,004	32,742	162,227	129,524
Total operating expenses	60,100	41,197	203,457	164,247
Loss from operations	(15,326)	(2,607)	(33,122)	(17,127)
Other expense, net	(722)	(744)	(1,873)	(3,784)
Loss before income tax expense	(16,048)	(3,351)	(34,995)	(20,911)
Income tax expense	48	79	199	226
Net loss	$(16,096)	$(3,430)	$(35,194)	$(21,137)
Basic and diluted net loss per share	$(0.42)	$(0.09)	$(0.94)	$(0.62)
Weighted average shares used in computing net loss per share:
Basic and diluted	38,190	36,480	37,589	34,087

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	December 31,	December 31,
	2019	2018
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$81,801	$124,402
Accounts receivable, net	28,046	25,195
Inventories	29,414	22,484
Prepaid and other current assets	3,899	2,592
Total current assets	143,160	174,673
Property and equipment, net	32,646	27,080
Operating lease right-of-use assets	4,032	—
Long-term investments	12,675	—
Goodwill and intangible assets, net	364,662	154,511
Other noncurrent assets	705	495
Total assets	$557,880	$356,759
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$47,698	$35,499
Other current liabilities and current maturities of debt and leases	2,218	4,717
Total current liabilities	49,916	40,216
Finance lease liabilities	11,774	12,172
Long-term debt	59,634	35,571
Operating lease liabilities	2,796	—
Contingent consideration and other noncurrent liabilities	186,417	19,419
Total liabilities	310,537	107,378
Stockholders' equity:
Common stock	40	39
Additional paid-in capital	529,658	496,544
Accumulated other comprehensive loss	(158)	(199)
Accumulated deficit	(282,197)	(247,003)
Total stockholders' equity	247,343	249,381
Total liabilities and stockholders' equity	$557,880	$356,759

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(35,194)	$(21,137)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	17,977	16,495
Depreciation and amortization of intangible assets	9,366	8,754
Amortization of deferred financing costs	375	515
Non-cash lease expense	751	—
Loss on disposal of property and equipment and impairment of assets	604	323
Realized loss from foreign exchange on intercompany transactions	181	165
Accretion of investments	(922)	(362)
Provision for doubtful accounts	582	598
Change in fair value of contingent consideration	(4,916)	(10,825)
Payment of contingent consideration in excess of purchase accounting amount	—	(96)
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(3,201)	(2,837)
Inventories	(5,151)	(146)
Other current assets	(1,199)	(367)
Accounts payable and accrued liabilities	5,898	4,618
Other noncurrent assets and liabilities	(962)	131
Net cash used in operating activities	(15,811)	(4,171)
Cash flows from investing activities:
Purchases of available-for-sale securities	(73,249)	(106,588)
Sales and maturities of available-for-sale securities	100,485	27,389
Purchases of property and equipment	(12,182)	(6,211)
Proceeds from sale of property and equipment	39	6
Cash paid for SentreHEART business combination	(17,240)	—
Net cash used in investing activities	(2,147)	(85,404)
Cash flows from financing activities:
Net proceeds from stock offering	—	82,873
Proceeds from debt borrowings	20,000	17,381
Payments on debt and finance leases	(629)	(1,755)
Payment of debt fees	(329)	(1,136)
Proceeds from exercise of stock options and employee stock purchase plan	3,864	8,395
Shares repurchased for payment of taxes on stock awards	(9,033)	(4,457)
Payments of contingent consideration liability previously established in purchase accounting	—	(1,125)
Proceeds from economic incentive loan	500	—
Net cash provided by financing activities	14,373	100,176
Effect of exchange rate changes on cash and cash equivalents	(163)	(179)
Net (decrease) increase in cash and cash equivalents	(3,748)	10,422
Cash and cash equivalents - beginning of period	32,231	21,809
Cash and cash equivalents - end of period	$28,483	$32,231

Reconciliation of Non-GAAP Adjusted Income (Loss) (Adjusted EBITDA)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net loss, as reported	$(16,096)	$(3,430)	$(35,194)	$(21,137)
Income tax expense (benefit)	48	79	199	226
Other expense, net	722	744	1,873	3,784
Depreciation and amortization expense	2,383	2,223	9,366	8,754
Share-based compensation expense	5,161	4,829	17,977	16,495
Contingent consideration adjustment	2,018	(4,129)	(4,916)	(10,825)
Acquisition costs	333	—	3,978	—
Non-GAAP adjusted (loss) income (adjusted EBITDA)	$(5,431)	$316	$(6,717)	$(2,703)

Reconciliation of Non-GAAP Adjusted Loss Per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net loss, as reported	$(16,096)	$(3,430)	$(35,194)	$(21,137)
Contingent consideration adjustment	2,018	(4,129)	(4,916)	(10,825)
Net loss excluding contingent consideration adjustment	$(14,078)	$(7,559)	$(40,110)	$(31,962)
Basic and diluted adjusted net loss per share	$(0.37)	$(0.21)	$(1.07)	$(0.94)
Weighted average shares used in computing adjusted net loss per share
Basic and diluted	38,190	36,480	37,589	34,087